UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(Address of principal executive offices, including zip code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, Dermata Therapeutics, Inc. (the “Company”) announced that Christopher J. Nardo, Ph.D., the Company’s Senior Vice President of Development, was promoted to Senior Vice President, Chief Development Officer, effective July 1, 2022. In connection with his promotion, the Company’s Compensation Committee of the Board of Directors (the “Committee”) authorized the grant of a stock option to Dr. Nardo exercisable for 30,000 shares of the Company’s common stock (the “Option”) pursuant to the Company’s 2021 Equity Incentive Plan, with the grant to become effective July 1, 2022. The Option will vest as follows, 25% vesting upon the one-year anniversary of the grant effective date and the remainder vesting in 36 equal monthly installments thereafter. The Committee also approved an increase in Dr. Nardo’s annual base salary to $320,000 from $280,000 per year starting on July 1, 2022. In addition, Gerald Proehl, the Company’s President and Chief Executive Officer, has agreed to reduce his annual salary to $280,000 from $350,000 per year, effective July 1, 2022.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: June 24, 2022	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

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